UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

MACROGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36112	06-1591613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 251-5172

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered Pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2020, Jon Wigginton, M.D., Senior Vice President, Clinical Development and Chief Medical Officer of MacroGenics, Inc. (the “Company”), notified the Company of his resignation, effective March 27, 2020. Dr. Wigginton will be leaving the Company to pursue a new opportunity.

While the executive search for a new Chief Medical Officer is ongoing, Ezio Bonvini, M.D., Senior Vice President, Research and Chief Scientific Officer, will assume Dr. Wigginton’s responsibilities on an interim basis, including leading clinical development and related functions. Dr. Bonvini joined the Company in June 2003. He was previously with the Food and Drug Administration (FDA) in the Center for Biologics Evaluation and Research (CBER) for 18 years, ultimately serving as Acting Deputy Director, Division of Monoclonal Antibodies. Dr. Bonvini received his M.D. and Specialty Certification in Clinical Hematology from the University of Genoa, School of Medicine.

Item 7.01	Regulation FD Disclosure.

On March 4, 2020, the Company issued a press release (the “Press Release”) announcing the resignation of Dr. Wigginton and the appointment of Dr. Bonvini as head of Clinical Development on an interim basis. A copy of the Press Release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 4, 2020.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROGENICS, INC.

Dated: March 4, 2020	By:	/s/ Jeffrey Peters
	Name:	Jeffrey Peters
	Title:	Vice President and General Counsel